FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           CONSECO FINANCING TRUST VI
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                     35-6653357
   ------------------------                           ------------------
   (State of incorporation)                            (I.R.S. Employer
                                                      Identification No.)
11825 North Pennsylvania Street
       Carmel, Indiana                                     46032
----------------------------------------                 ----------
(Address of principal executive offices)                 (Zip Code)

                                 CONSECO, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Indiana                                       35-1468632
   ------------------------                           ----------------
   (State of incorporation)                           (I.R.S. Employer
                                                     Identification No.)

    11825 North Pennsylvania Street
        Carmel, Indiana                                    46032
 ----------------------------------                      ----------
 (Address of principal executive offices)                (Zip Code)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates: 333-56611 and 333-27803.

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                   Name of each exchange on which
         to be so registered                   each class is to be registered
         -------------------                   -------------------------------

         9% Trust Originated                    New York Stock Exchange, Inc.
         Preferred Securities (and
         the Guarantee by Conseco,
         Inc. with respect thereto)

         Securities to be registered pursuant to Section 12(g) of the Act:

         None

Item 1.  Description of Registrant's Securities to be Registered.

         The title of the class of securities to be registered hereunder is 9% Trust Originated Preferred Securities (the "TOPrS"). The TOPrS will be issued by Conseco Financing Trust VI and guaranteed by Conseco, Inc. ("Conseco") to the extent set forth in the Preferred Securities Guarantee Agreement described below. A description of the TOPrS is set forth in the Registration Statement on Form S-3 (File No. 333-56611), filed with the Securities and Exchange Commission (the "Commission") on June 11, 1998 as amended by Pre-Effective Amendment No. 1 thereto filed on June 22, 1998 and declared effective by the Commission on June 22, 1998 and by Post-Effective Amendment No. 1 thereto filed on August 4, 1998 and declared effective on August 6, 1998(as amended, the "Registration Statement") under the captions "Description of Debt Securities," "Description of Preferred Securities" and "Description of the Trust Guarantees" and in the Prospectus Supplement relating thereto dated October 8, 1998 filed with the Commission on October 9, 1998 pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, under the captions "Description of the Preferred Securities," "Description of the Subordinated Debentures," "Description of the Trust Guarantee" and "Effect of Obligations Under the Subordinated Debentures and the Trust Guarantee," which description is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement that includes such description that is subsequently filed by the registrant as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act is hereby incorporated by reference herein.



Item 2.  Exhibits.

         1. Certificate of Trust of Conseco Financing Trust VI (incorporated herein by reference to Exhibit 4.6 to the Registration Statement on Form S-3 (file number 333-27803) (the "1997 Registration Statement")).

         2. Declaration of Trust of Conseco Financing Trust VI (incorporated herein by reference to Exhibit 4.7 to the 1997 Registration Statement).

         3. Amended and Restated Declaration of Trust of Conseco Financing Trust VI (incorporated by reference to Exhibit 4.26.3 to the Form 8-K of Conseco filed October 14, 1998 (the "Conseco 8-K")).

         4.  Form  of  Global  Certificates for  Preferred  Security of  Conseco
             Financing  Trust VI  (incorporated  herein by  reference to Exhibit
             4.26.4 to the Conseco 8-K).

         5. Subordinated Indenture dated as of November 14, 1996 between Conseco, Inc. and Fleet National Bank, as Trustee (incorporated herein by reference to the Form 8-K of Conseco dated November 19,
             1996).

         6. Fifth Supplemental Indenture to Subordinated Indenture between Conseco, Inc. and State Street Bank and Trust Company (successor to Fleet National Bank), as Trustee (incorporated herein by reference to Exhibit 4.26.1 to the Conseco 8-K).

         7.  9%   Subordinated   Deferrable   Interest    Debentures  due   2028
             (incorporated herein by reference to Exhibit 4.26.2 to the Conseco 8-K).

         8. Preferred Securities Guarantee Agreement between State Street Bank and Trust Company, as Trustee, and Conseco, Inc. (incorporated herein by reference to Exhibit 4.26.5 to the Conseco 8-K).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


DATE:  October 14, 1998                 CONSECO FINANCING TRUST VI



                                        By: /s/ Rollin M. Dick
                                            ------------------------------------
                                            Rollin M. Dick, Trustee


                                        CONSECO, INC.


                                        By: /s/ Rollin M. Dick
                                            ------------------------------------
                                            Rollin M. Dick, Executive
                                               Vice President